PRICING SUPPLEMENT dated February 7, 2024 (To the Prospectus and Prospectus Supplement, each dated April 13, 2023 and Product Supplement no. WF-1-I dated April 13, 2023)	Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$1,360,000 Market Linked Securities — Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

■  Linked to the lowest performing of the Class A common stock of Snowflake Inc. and the common stock of Tesla, Inc. (each referred to as an “Underlying Stock”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the stock closing price of the lowest performing Underlying Stock on the relevant call date. The lowest performing Underlying Stock on any call date is the Underlying Stock that has the lowest stock return on that call date, calculated for each Underlying Stock as the percentage change from its starting price to its stock closing price on that call date.

■  Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any call date (occurring monthly, beginning after approximately one year) is greater than or equal to its applicable call value, the securities will be automatically called for the principal amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 24.50% per annum. Please see “Terms of the Securities — Call Dates and Call Premiums” below for the call dates and call premiums. The call value for each Underlying Stock is (i) 100.00% of its starting price on each call date other than the final call date and (ii) 60.00% of its starting price on the final call date.

■  Maturity Payment Amount. If the securities are not automatically called, at maturity, you will receive a maturity payment amount that is less than the principal amount, you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock on the final calculation day from its starting price, and you will lose more than 40%, and possibly all, of the principal amount.

■  Investors may lose some or all of the principal amount.

■  Any positive return on the securities will be limited to the applicable call premium, even if the stock closing price of the lowest performing Underlying Stock on the applicable call date significantly exceeds the starting price. You will not participate in any appreciation of either Underlying Stock beyond the applicable fixed call premium.

■  Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock on each call date. You will not benefit in any way from the performance of the better performing Underlying Stock. Therefore, you will be adversely affected if either Underlying Stock performs poorly, even if the other Underlying Stock performs favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-12 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$25.75	$974.25
Total	$1,360,000	$35,020	$1,324,980
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $3.50 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $925.30 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying Stocks:	The Class A common stock of Snowflake Inc. (Bloomberg ticker: SNOW) and the common stock of Tesla, Inc. (Bloomberg ticker: TSLA) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.” The accompanying product supplement refers to an Underlying Stock as a “Reference Stock.”
Pricing Date:	February 7, 2024
Issue Date[1]:	February 12, 2024
Stated Maturity Date[1]:	February 12, 2027
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on any call date is greater than or equal to its applicable call value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date. The final call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the stock closing price of the lowest performing Underlying Stock on the applicable call date significantly exceeds the starting price. You will not participate in any appreciation of either Underlying Stock beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately at least 24.50% per annum (to be provided in the pricing supplement).

The actual call premium and payment per security upon an automatic call that is applicable to each call date will be provided in the pricing supplement and will be at least the minimum amount specified in the table below.

	Call Date	Call Premium	Payment per Security upon an Automatic Call
	February 12, 2025	24.500% of the principal amount	$1,245.00
	March 12, 2025	26.542% of the principal amount	$1,265.42
	April 14, 2025	28.583% of the principal amount	$1,285.83
	May 12, 2025	30.625% of the principal amount	$1,306.25
	June 12, 2025	32.667% of the principal amount	$1,326.67
	July 14, 2025	34.708% of the principal amount	$1,347.08
	August 12, 2025	36.750% of the principal amount	$1,367.50
	September 12, 2025	38.792% of the principal amount	$1,387.92
	October 13, 2025	40.833% of the principal amount	$1,408.33
Call Dates[1] and Call Premiums:	November 12, 2025	42.875% of the principal amount	$1,428.75
	December 12, 2025	44.917% of the principal amount	$1,449.17
	January 12, 2026	46.958% of the principal amount	$1,469.58
	February 12, 2026	49.000% of the principal amount	$1,490.00
	March 12, 2026	51.042% of the principal amount	$1,510.42
	April 13, 2026	53.083% of the principal amount	$1,530.83
	May 12, 2026	55.125% of the principal amount	$1,551.25
	June 12, 2026	57.167% of the principal amount	$1,571.67
	July 13, 2026	59.208% of the principal amount	$1,592.08
	August 12, 2026	61.250% of the principal amount	$1,612.50
	September 14, 2026	63.292% of the principal amount	$1,632.92
	October 12, 2026	65.333% of the principal amount	$1,653.33
	November 12, 2026	67.375% of the principal amount	$1,673.75
	December 14, 2026	69.417% of the principal amount	$1,694.17
	January 12, 2027	71.458% of the principal amount	$1,714.58
	February 9, 2027 (the “final calculation day”)	73.500% of the principal amount	$1,735.00
Call Settlement Date[1]:	Three business days after the applicable call date, provided that the call settlement date for the final call date is the stated maturity date

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the final calculation day)

If the securities are not automatically called, you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock on the final calculation day from its starting price, and you will lose more than 40%, and possibly all, of the principal amount of your securities at maturity.

Lowest Performing Underlying Stock:	For any call date, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest stock return on that call date.
Stock Return:

For any call date, the “stock return” of an Underlying Stock is the percentage change from its starting price to its stock closing price on that call date, calculated as follows:

stock closing price on that call date – starting price

  starting price

Starting Price:

With respect to the Class A common stock of Snowflake Inc.: $218.23, its stock closing price on the pricing date

With respect to the common stock of Tesla, Inc.: $187.58, its stock closing price on the pricing date

Ending Price:	The “ending price” of an Underlying Stock will be the stock closing price of that Underlying Stock on the final calculation day
Call Value:

With respect to the Class A common stock of Snowflake Inc. on each call date other than the final call date, $218.23, which is equal to 100.00% of its starting price

With respect to the common stock of Tesla, Inc. on each call date other than the final call date, $187.58, which is equal to 100.00% of its starting price

With respect to the Class A common stock of Snowflake Inc. on the final call date (which is also the final calculation day), $130.938, which is equal to 60.00% of its starting price

With respect to the common stock of Tesla, Inc. on the final call date (which is also the final calculation day), $112.548, which is equal to 60.00% of its starting price

Stock Closing Price:	With respect to each Underlying Stock, “stock closing price” has the meaning set forth under “The Underlyings — Reference Stocks — Certain Definitions” in the accompanying product supplement. The stock closing price of each Underlying Stock is subject to adjustment through the adjustment factor as described in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48134WBE6

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the call dates are Determination Dates and the call settlement dates are Payment Dates.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the securities will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Class A Common Stock of Snowflake Inc.” and “The Common Stock of Tesla, Inc.” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Terms of the Securities

Any values of the Underlying Stocks, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the stock closing price of the lowest performing Underlying Stock will be greater than or equal to its applicable call value on at least one call date.
▪	You are willing and able to accept that you will not participate in any appreciation of either Underlying Stock, which may be significant, and that any potential return on the securities is limited to the applicable call premium, if any, paid on the securities.
▪	You are willing and able to accept the risk that, if the securities are not automatically called, you will lose more than 40%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that the securities may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Underlying Stock on each call date and that you will not benefit in any way from the performance of the better performing Underlying Stock.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks.
▪	You understand and are willing to accept the full downside risks of both Underlying Stocks.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stocks, nor will you have any voting rights with respect to either Underlying Stock.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the stock closing price of the lowest performing Underlying Stock will be less than its applicable call value on each call date.
▪	You seek an investment that participates in the full appreciation of either or both of the Underlying Stocks rather than an investment with a return that is limited to the applicable call premium, if any, paid on the securities.
▪	You seek an investment that provides for the full repayment of principal at maturity and/or you are unwilling or unable to accept the risk that, if the securities are not automatically called, you will lose more than 40%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You seek exposure to a basket composed of all of the Underlying Stocks or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock.
▪	You are unwilling to accept the risk of exposure to each of the Underlying Stocks.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Underlying Stocks, or voting rights with respect to either Underlying Stock.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement and the “Risk Factors” sections in the accompanying prospectus supplement and product supplement. For more information about the Underlying Stocks, please see the sections titled “The Class A Common Stock of Snowflake Inc.” and “The Common Stock of Tesla, Inc.” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will each be determined based on the stock closing price of the lowest performing Underlying Stock on the applicable call date as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant call date. The lowest performing Underlying Stock on any call date is the Underlying Stock that has the lowest stock return on that call date, calculated for each Underlying Stock as the percentage change from its starting price to its stock closing price on that call date.

Step 2: Determine whether the securities will be automatically called based on the stock closing price of the lowest performing Underlying Stock on the relevant call date, as follows:

If the securities are not automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in either or both of the Underlying Stocks. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called, You Will Lose More Than 40%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the lowest performing Underlying Stock on the final calculation day and will depend on the extent to which the lowest performing Underlying Stock has depreciated. You will lose 1% of the principal amount of the securities for every 1% that the ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price (expressed as a percentage of the starting price). Accordingly, under these circumstances, you will lose more than 40%, and possibly all, of your principal amount at maturity.
•	The Potential Return on the Securities Is Limited to the Call Premium — The potential return on the securities is limited to the applicable call premium, regardless of any appreciation of either Underlying Stock, which may be significant. You will not participate in any appreciation of either Underlying Stock. Therefore, your return on the securities may be lower than the return on a direct investment in the Underlying Stocks. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
•	You Are Exposed to the Risk of Decline in the Price of Each Underlying Stock — Payments on the securities are not linked to a basket composed of the Underlying Stocks and are contingent upon the performance of each individual Underlying Stock. Poor performance by either of the Underlying Stocks over the term of the securities may result in the securities not being automatically called on a call settlement date and may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Underlying Stock. Any payment on the securities will be determined by the lowest performing Underlying Stock on the relevant call date.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Underlying Stock — Because, if the securities have not been automatically called, the maturity payment amount will be determined based on the performance of the lowest performing Underlying Stock on the final calculation day, you will not benefit from the performance of the other Underlying Stock. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity, even if the ending price of the other Underlying Stock is greater than or equal to its starting price.
•	You Will Be Subject to Risks Resulting from the Relationship Between the Underlying Stocks — It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stock, the more likely it is that either of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for either of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stock is not relevant to your

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

return on the securities. It is impossible to predict what the relationship between the Underlying Stocks will be over the term of the securities.

•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stocks would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of the Underlying Stocks, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Underlying Stocks;
•	the time to maturity of the securities;
•	the dividend rates on the Underlying Stocks;
•	the actual and expected positive or negative correlation among the Underlying Stocks, or the actual or expected absence of any such correlation;
•	the occurrence of certain events affecting an Underlying Stock that may or may not require an adjustment to the adjustment factor of that Underlying Stock;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Stocks

•	No Affiliation with Either Underlying Stock Issuer — We are not affiliated with either Underlying Stock Issuer. We have not independently verified any of the information about either Underlying Stock Issuer contained in this pricing supplement. You should make your own investigation into the Underlying Stocks and the Underlying Stock Issuers. We are not responsible for either Underlying Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
•	Limited Trading History with Respect to the Class A Common Stock of Snowflake Inc. — The Class A common stock of Snowflake Inc. commenced trading on the New York Stock Exchange on September 16, 2020 and therefore has limited historical performance. Past performance should not be considered indicative of future performance.
•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will make adjustments to the adjustment factor for an Underlying Stock and other adjustments for certain corporate events affecting an Underlying Stock. However, the calculation agent will not make an adjustment in response to all events that could affect an Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the securities in making these determinations.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

•	Any Payment on the Securities Will Depend upon the Performance of Each Underlying Stock and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	The Securities May Become Linked to the Common Stock of a Company Other Than an Original Underlying Stock Issuer.
•	You Will Have No Ownership Rights in Either Underlying Stock. Investing in the securities is not equivalent to investing directly in either Underlying Stock. As a holder of the securities, you will not have any ownership interest or rights in either Underlying Stock, such as voting rights or rights to receive cash dividends or other distributions. In addition, the issuer of each Underlying Stock will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of that Underlying Stock and the securities.
•	Historical Prices of an Underlying Stock Should Not Be Taken as an Indication of the Future Performance of That Underlying Stock During the Term of the Securities.
•	We Cannot Control Actions by the Underlying Stock Issuers.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the hypothetical payments upon an automatic call or at stated maturity for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or call value.

The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for either Underlying Stock. The actual starting price for each Underlying Stock is the stock closing price of that Underlying Stock on the pricing date and is specified under “Terms of the Securities — Starting Price” in this pricing supplement. For historical data regarding the actual closing prices of the Underlying Stocks, please see the historical information set forth under “The Class A Common Stock of Snowflake Inc.” and “The Common Stock of Tesla, Inc.” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual payment upon an automatic call or the maturity payment amount, as applicable, and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Call Premiums:	Call Date	Call Premium
	1st call date	24.500% of the principal amount
	2nd call date	26.542% of the principal amount
	3rd call date	28.583% of the principal amount
	4th call date	30.625% of the principal amount
	5th call date	32.667% of the principal amount
	6th call date	34.708% of the principal amount
	7th call date	36.750% of the principal amount
	8th call date	38.792% of the principal amount
	9th call date	40.833% of the principal amount
	10th call date	42.875% of the principal amount
	11th call date	44.917% of the principal amount
	12th call date	46.958% of the principal amount
	13th call date	49.000% of the principal amount
	14th call date	51.042% of the principal amount
	15th call date	53.083% of the principal amount
	16th call date	55.125% of the principal amount
	17th call date	57.167% of the principal amount
	18th call date	59.208% of the principal amount
	19th call date	61.250% of the principal amount
	20th call date	63.292% of the principal amount
	21st call date	65.333% of the principal amount
	22nd call date	67.375% of the principal amount
	23rd call date	69.417% of the principal amount
	24th call date	71.458% of the principal amount
	Final call date (final calculation day)	73.500% of the principal amount
Hypothetical Starting Price:	With respect to each Underlying Stock, $100.00
Hypothetical Call Values:

With respect to each Underlying Stock on each call date other than the final call date, $100.00 (100% of its hypothetical starting price); and

with respect to each Underlying Stock on the final call date (which is also the

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

final calculation day), $60.00 (60% of its hypothetical starting price)

Hypothetical Payout Profile*

First Call Date
Thirteenth Call Date
Final Call Date
Maturity Payment Amount
Lowest Performing Underlying Stock
Final Call Date (Call Premium: 73.50%)
Thirteenth Call Date (Call Premium: 49.00%)
First Call Date (Call Premium: 24.50%)
full downside exposure starting at -40%
Security Return
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Hypothetical Percentage Change in Stock Closing Price of Lowest Performing Underlying Stock from Trade Date to Applicable Call Date

*Not all call dates reflected; reflects only the first, thirteenth and final call dates for illustrative purposes only

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,245.00	24.500%
2nd call date	$1,265.42	26.542%
3rd call date	$1,285.83	28.583%
4th call date	$1,306.25	30.625%
5th call date	$1,326.67	32.667%
6th call date	$1,347.08	34.708%
7th call date	$1,367.50	36.750%
8th call date	$1,387.92	38.792%
9th call date	$1,408.33	40.833%
10th call date	$1,428.75	42.875%
11th call date	$1,449.17	44.917%
12th call date	$1,469.58	46.958%
13th call date	$1,490.00	49.000%
14th call date	$1,510.42	51.042%
15th call date	$1,530.83	53.083%
16th call date	$1,551.25	55.125%
17th call date	$1,571.67	57.167%
18th call date	$1,592.08	59.208%
19th call date	$1,612.50	61.250%
20th call date	$1,632.92	63.292%
21st call date	$1,653.33	65.333%
22nd call date	$1,673.75	67.375%
23rd call date	$1,694.17	69.417%
24th call date	$1,714.58	71.458%
Final call date (final calculation day)	$1,735.00	73.500%

If the securities are not automatically called:

Hypothetical ending price	Hypothetical stock return of the lowest performing Underlying Stock	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$59.00	-41.00%	$590.00	-41.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Hypothetical Examples

Example 1. The stock closing price of the lowest performing Underlying Stock on the first call date is greater than or equal to its applicable call value and the securities are automatically called on the first call date:

	The Class A Common Stock of Snowflake Inc.	The Common Stock of Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on first call date:	$150.00	$130.00
Hypothetical call value (with respect to first call date):	$100.00	$100.00

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the hypothetical first call date.

In this example, the common stock of Tesla, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the first call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the first call date is greater than or equal to its hypothetical call value for the first call date, the securities are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your securities plus a call premium of 24.50% of the principal amount. Even though the lowest performing Underlying Stock on the first call date appreciated by 30.00% from its starting price to its stock closing price on the first call date in this example, your return is limited to the call premium of 24.50% that is applicable to that call date.

On the call settlement date, you will receive $1,245.00 per security. You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Example 2. The securities are not automatically called prior to the final call date (the final calculation day). The stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its applicable call value and the securities are automatically called on the final calculation day:

	The Class A Common Stock of Snowflake Inc.	The Common Stock of Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on call dates prior to the final calculation day:	Various (all below applicable call value)	Various (all above applicable call value)
Hypothetical stock closing price on final calculation day (i.e., the ending price):	$70.00	$105.00
Hypothetical call value (with respect to final call date):	$60.00	$60.00

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the hypothetical final call date.

In this example, the Class A common stock of Snowflake Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on each call date prior to the final call date (which is the final calculation day) is less than its hypothetical call value for that call date, the securities are not called prior to the final calculation day. Because the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its hypothetical call value for the final calculation day, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your securities plus a call premium of 73.50% of the principal amount.

On the call settlement date (which is the stated maturity date), you will receive $1,735.00 per security.

Example 3. The securities are not automatically called. The maturity payment amount is less than the principal amount:

	The Class A Common Stock of Snowflake Inc.	The Common Stock of Tesla, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on each call date:	Various (all below applicable call value)	Various (all below applicable call value)
Hypothetical ending price:	$40.00	$150.00

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the hypothetical final call date.

In this example, the Class A common stock of Snowflake Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on each call date (including the final calculation day) is less than its hypothetical call value for that call date, the securities are not automatically called.

Because the securities are not automatically called, at maturity, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $400.00 per security, calculated as follows:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the final calculation day)

$1,000 + ($1,000 × -60.00%)

= $400.00

On the stated maturity date, you will receive $400.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

This example illustrates that you will be fully exposed to a decrease in the lowest performing Underlying Stock if the securities are not automatically called and, therefore, the ending price of the lowest performing Underlying Stock is less than its applicable call value on the final calculation day, even if the ending price of the other Underlying Stock has appreciated.

If the securities are not automatically called, you will lose more than 40%, and possibly all, of your principal amount at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called.  These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

The Class A Common Stock of Snowflake Inc.

All information contained herein on the Class A common stock of Snowflake Inc. and on Snowflake Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Snowflake Inc. operates a platform that supports a range of use cases that enable its customers’ business objectives, including data warehousing, data lakes and Unistore, as well as collaboration, data engineering, cybersecurity, data science and machine learning and application development. The Class A common stock of Snowflake Inc. is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by Snowflake Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-39504, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the Class A common stock of Snowflake Inc. based on the daily historical closing prices of the Class A common stock of Snowflake Inc. from September 16, 2020 through February 7, 2024. The Class A common stock of Snowflake Inc. commenced trading on the New York Stock Exchange on September 16, 2020 and therefore has limited historical performance. The closing price of the Class A common stock of Snowflake Inc. on February 7, 2024 was $218.23. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the Class A common stock of Snowflake Inc. should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the Class A common stock of Snowflake Inc. on any call date.  There can be no assurance that the performance of the Class A common stock of Snowflake Inc. will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

The Common Stock of Tesla, Inc.

All information contained herein on the common stock of Tesla, Inc. and on Tesla, Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Tesla, Inc. designs, develops, manufactures, sells and leases electric vehicles and energy generation and storage systems and offers services related to its products. The common stock of Tesla, Inc. is registered under the Exchange Act, and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Tesla, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-34756, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the common stock of Tesla, Inc. based on the daily historical closing prices of the common stock of Tesla, Inc. from January 2, 2019 through February 7, 2024. The closing price of the common stock of Tesla, Inc. on February 7, 2024 was $187.58. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the common stock of Tesla, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the common stock of Tesla, Inc. on any call date.  There can be no assurance that the performance of the common stock of Tesla, Inc. will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Snowflake Inc. and the Common Stock of Tesla, Inc. due February 12, 2027

Validity of the Securities and the Guarantees

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.